Exhibit 10.7

AMERICAN SUPERCONDUCTOR CORPORATION

Non-Statutory Stock Option Agreement

Granted Under 2007 Director Stock Plan

1.	Grant of Option.

This agreement evidences the grant by American Superconductor Corporation, a Delaware corporation (the “Company”), on [        ] (the “Grant Date”) to [        ], a director of the Company (the “Optionee”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Director Stock Plan (the “Plan”), a total of 20,000 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) at a price of $[        ] per share.

This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, as amended, and any regulations promulgated thereunder. Except as otherwise indicated by the context, the term “Optionee”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms or pursuant to Section 5(b) of the Plan.

2.	Vesting Schedule; Acceleration Upon Acquisition Event.

(a) Vesting. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the Grant Date (hereinafter the “Expiration Date”) as to not more than the number of shares set forth in the table below during the respective periods set forth in the table below:

Exercise Period	Number of Shares as to which Option is Exercisable
Less than one year from the Grant Date (the “Vesting Date”)	None

At least one year but less than two years from the Vesting Date	10,000 shares

At least two years from the Vesting Date	20,000 shares

(b) Cumulative Right of Exercise. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares of Common Stock for which it is vested until the earlier of the Expiration Date or the termination of this option under Section 3 hereof or the Plan.

(c) Acceleration of Vesting. The vesting provisions applicable to this option are subject to such acceleration provisions as provided in the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Optionee, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3 or the Plan, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, a director of the Company (an “Eligible Optionee”).

(c) Termination of Relationship with the Company. If the Optionee ceases to be an Eligible Optionee for any reason, whether by death, resignation, removal or otherwise, then the right to exercise this option shall terminate 60 days after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation.

4.	Withholding.

No shares of Common Stock will be issued pursuant to the exercise of this option unless and until the Optionee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.	Nontransferability of Option.

Except as otherwise provided in the Plan, this option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Optionee, this option shall be exercisable only by the Optionee.

6.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Optionee with this option.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Name:
Title:

Address:	Two Technology Drive
Westborough, MA 01581

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2007 Director Stock Plan.

OPTIONEE

Name:

Address:	[ ]

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